Exhibit 99.17


         Ashland Distribution Non-GAAP Metric Information
                              ($, Thousands)




POCKET PROFIT                        Q2 2006       Q2 2005
-------------------------------    ----------     ---------

Operating Income                      30,367        28,894
Income Taxes                         (11,427)      (11,352)
                                   ----------     ---------
   Net Income                         18,940        17,542

Average Invested Capital             611,874       544,716
Cost of Capital (9.5%/4)               2.375%        2.375%
                                   ----------     ---------
   Cost of Capital $ (COC$)           14,532        12,937

Pocket Profit                          4,408         4,605
(Net Income less COC$)


Pocket Profit is a Non-GAAP metric used by management to measure our overall performance as it relates to covering our cost of capital.

Pocket Profit definition : Operating Income less Income Taxes equals Net Income. The Average Invested Capital for the quarter is multiplied by 2.375% (9.5%/4) which equals the Cost of Capital which is then subtracted from our Net Income to arrive at our Pocket Profit.